EXHIBIT 99.2

Federal Reserve Bank of San Francisco 101 Market Street San Francisco, California 94105
WALLACE YOUNG
Examining Manager, Community Institutions Group
Banking Supervision & Regulation
February 14, 2008
Board of Directors
WSB Financial Group 607
Pacific Avenue
Bremerton, Washington 98337
Members of the Board:
As you know, the Federal Reserve Bank of San Francisco (FRB) recently commenced an inspection of WSB Financial Group (WSB) on January 22, 2008. The results of that inspection are still being evaluated and the inspection will not be finalized until the State of Washington (State) and the Federal Deposit Insurance Corporation (FDIC) issue their pending report for the recent safety and soundness examination conducted of Westsound Bank (bank). Once this takes place, we will finalize our inspection and contact you to schedule an exit meeting to discuss the findings and inspection ratings.
In the meantime, the purpose of this letter is to provide you with notification that the FRB now considers WSB to be in troubled condition1 for the purposes of Section 914 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.2 During a meeting held on November 16, 2007, the State and FDIC conveyed numerous concerns and noted that the bank is in troubled condition. This was formally conveyed to the bank in correspondence dated February 8, 2008, which accompanied the report of examination prepared by the State and FDIC.
Given the unsatisfactory assessment of the bank and its troubled condition designation, WSB is also considered to be in troubled condition. With that, you should be familiar with the consequences of the troubled condition designation and the FRB’s expectations regarding conservation of assets.
Troubled Condition
Upon this designation, WSB must provide 30 days’ written notice to the FRB prior to appointing any new director or senior executive officer.3 This requirement also applies to any change in the responsibilities of any current senior executive officer who is proposing to assume a different senior officer position, as well as any proposed interim appointments.

[1]	Section 225.71 of Regulation Y defines a “troubled condition” for a state member bank or bank holding company as an institution that (i) has a composite rating of 4 or 5; (ii) is subject to a cease and desist order or formal written agreement that requires action to improve the institution’s financial condition, unless otherwise informed in writing by the Federal Reserve; or (iii) is informed in writing by the Federal Reserve that it is in a troubled condition.

[2]	Section 32 of the Federal Deposit Insurance Act (12 U.S.C. 1831i) and Subpart H of Regulation Y (12 C.F.R. 225.71 et seq.)

[3]	Regulation Y, Section 225.71 (c) defines senior executive officer as a person who holds the title or, without regard to title, salary, or compensation, performs the function of one or more of the following positions: president, chief executive officer, chief operating officer, chief financial officer, chief lending officer, or chief investment officer. Senior executive officer also includes any other person identified by the Board or Reserve Bank, whether or not hired as an employee, with significant influence over, or who participates in, major policymaking decisions of the regulated institution.
Telephone: (415) 974-3166 • FAX: (415) 393-1962 • E-mail: wallace.young@sf.frb.org

Federal Reserve Bank of San Francisco
Board of Directors
WSB Financial Group
February 14, 2008

Subpart H of Regulation Y details the procedures for filing and the content of the notice. Please note that the FRB may disapprove a notice if it finds that the competence, experience, character, or integrity of the proposed individual indicates that such service would not be in the best interest of the institution’s depositors or the public. A disapproved individual or the institution that filed the notice may appeal the FRB’s notice of disapproval under the procedures detailed in Regulation Y; however, the individual may not serve as a director or senior executive officer while the appeal is pending.
The troubled condition designation also prohibits WSB from making golden parachute payments4 except under certain circumstances. WSB must comply with the restrictions on indemnification and severance payments of Part 359 of the FDIC’s regulations (12 C.F.R. Part 359). A bank holding company requesting approval to make a golden parachute payment or enter into an agreement to make such a payment should submit its request simultaneously to the FRB and the Regional Director of the FDIC. The request must detail the proposed payments and demonstrate that the bank holding company does not possess and is not aware of any evidence that there is reasonable basis to believe, at the time that the payment is proposed to be made, that the institution-affiliated party receiving such a payment has committed any fraud, breach of fiduciary duty, insider abuse, or materially violated any applicable banking law or regulation that had or is likely to have a material adverse affect on the bank or bank holding company, that the individual is substantially responsible for the institution’s insolvency or troubled condition, and has violated specified banking or criminal laws.
For additional guidance on this matter, please refer to the Federal Reserve System’s Supervisory Letter 03-6 entitled Guidance Regarding Restrictions on Institutions in Troubled Condition dated April 22, 2003, which we have enclosed for your convenience.
Conservation of Assets
Consistent with Regulation Y of the Board of Governors (section 225.4(a)), WSB must act as a source of managerial and financial strength to the bank and conserve its resources for the benefit of the bank. This responsibility of the holding company is heightened in this situation where both the bank and the company are deemed to be in troubled condition. As such, we expect that WSB management and its board of directors will take all actions necessary to ensure that company assets are conserved for the sole benefit of its wholly-owned insured depository institution.

[4]	A golden parachute payment means any payment in the nature of compensation (or agreement to make such a payment) for the benefit of any current or former institution-affiliated party of an insured depository institution or its holding company that meets three criteria. First, the payment or agreement must be contingent upon the termination of the institution-affiliated party’s employment or association. Second, the payment or agreement is received on or after, or made in contemplation of, among other things, a determination that the institution or holding company is in a “troubled condition” under the regulations of the applicable banking agency. Third, the payment or agreement must be payable to an institution-affiliated party who is terminated when the institution or holding company meets certain specific conditions, including being subject tot a determination that it is in a troubled condition.

Federal Reserve Bank of San Francisco
Board of Directors
WSB Financial Group
February 14, 2008

Consistent with Regulation Y and safe and sound banking practices, we expect WSB not to make any payments to any entity unless the company provides 45-day advanced written notice to the undersigned for prior approval of such payments. This restriction applies to any proposed dividends and interest payments, director fees, consulting expenses and salaries and other operating expenses. Such written notice should contain an appropriate level of information to allow the FRB to analyze the request. For operating expenses of de minimus amounts, we are willing to consider some type of arrangement whereby WSB would not need to seek our prior approval for every payment.
Please note that this correspondence does not preclude the FRB from taking any other regulatory actions that it deems necessary to preserve the safety and soundness of the company. In fact, any further regulatory enforcement actions taken by the FRB will incorporate the restrictions outlined in this letter.
Within 10 days of receipt of this letter, please provide us with a written response that acknowledges your receipt of this letter and confirms your agreement to abide by the guidance contained herein. If you have any questions regarding this matter, or any other regulatory matters, please contact me at (415) 974-3166.

Sincerely,

Enclosure
cc:	Board of Governors of the Federal Reserve System
Washington Department of Financial Institutions
Federal Deposit Insurance Corporation